UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas

74248

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD.

On August 9, 2012, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), first used the presentation attached hereto as Exhibit 99.1 in connection with a conference call with stockholders and financial advisors to review second quarter 2012 results.  The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The presentation materials include information about Funds from Operations (“FFO”), Modified Funds from Operations (“MFFO”) and Same Store Cash Net Operating Income.  FFO is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  We use FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in the April 2002 “White Paper on Funds From Operations,” which is net income (loss), computed in accordance with accounting principles generally accepted in the United State of America (“GAAP”), excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership), plus depreciation and amortization on real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests, as one measure to evaluate our operating performance.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property which we may not recover.

Since FFO was promulgated, several new accounting pronouncements have been issued, such that management, industry investors and analysts have considered the presentation of FFO alone to be insufficient to evaluate operating performance. Accordingly, in addition to FFO, we use MFFO, as defined by the Investment Program Association, which excludes from FFO the following items:

(1)	acquisition fees and expenses;
(2)	straight line rent amounts, both income and expense;
(3)	amortization of above- or below-market intangible lease assets and liabilities;
(4)	amortization of discounts and premiums on debt investments;
(5)	impairment charges on real estate related assets (including non-depreciable properties, loans receivable, and equity and debt investments);
(6)	gains or losses from the early extinguishment of debt;
(7)

gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our operations;

(8)	gains or losses related to fair value adjustments for interest rate swaps and other derivatives not qualifying for hedge accounting, foreign exchange holdings and other securities;
(9)	gains or losses related to consolidation from, or deconsolidation to, equity accounting;
(10)	gains or losses related to contingent purchase price adjustments; and
(11)	adjustments related to the above items for unconsolidated entities in the application of equity accounting.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.  As a result, we believe that the use of FFO and MFFO, together with the required GAAP presentations, provide a more complete understanding of our performance.

We believe that the use of FFO, together with the required GAAP presentations, is helpful to our stockholders and our management in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing and operating expenses.

We believe that MFFO is a helpful measure of operating performance because it excludes certain non-operating activities and certain recurring non-cash operating adjustments as outlined above.  Accordingly, we believe that MFFO can be a useful metric to assist management, stockholders and analysts in assessing the sustainability of operating performance.  By providing MFFO, we believe we are presenting useful information that assists stockholders in better aligning their analysis with management’s analysis of long-term, core operating activities.  Many of these adjustments are similar to adjustments required by SEC rules for the presentation of pro forma business combination disclosures, particularly acquisition expenses, gains or losses recognized in business combinations and other activity not representative of future activities.

The following table presents our calculation of FFO available to common stockholders and MFFO available to common stockholders for the three and six months ended June 30, 2012 and 2011 (in thousands except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net loss	$(34,138)	$(41,577)	$(61,978)	$(72,060)
Net loss attributable to noncontrolling interests	34	72	75	244

Adjustments (1):
Real estate depreciation and amortization from consolidated properties	48,788	55,196	99,476	116,054
Real estate depreciation and amortization from unconsolidated properties	1,742	1,732	3,731	3,452
Impairment of depreciable real estate assets	16,785	6,998	16,785	6,998
Gain on sale or transfer of depreciable real estate	(12,808)	(1,385)	(15,189)	(2,024)
Noncontrolling interests share of above adjustments	(266)	(297)	(519)	(610)
FFO attributable to common stockholders	$20,137	$20,739	$42,381	$52,054

Acquisition expenses	—	140	—	175
Straight-line rent adjustment	(3,946)	(4,983)	(11,564)	(11,481)
Amortization of above- and below-market rents, net	(2,913)	(2,498)	(6,453)	(12,870)
Gain on early extinguishment of debt and troubled debt restructuring	—	(13)	(3,587)	(3,149)
Noncontrolling interests share of above adjustments	10	11	31	40
MFFO attributable to common stockholders	$13,288	$13,396	$20,808	$24,769

Weighted average common shares outstanding - basic	298,113	296,091	297,879	295,868
Weighted average common shares outstanding - diluted (2)	298,141	296,105	297,908	295,882

Net loss per common share - basic and diluted (2)	$(0.11)	$(0.14)	$(0.21)	$(0.24)
FFO per common share - basic and diluted	$0.07	$0.07	$0.14	$0.18
MFFO per common share - basic and diluted	$0.04	$0.05	$0.07	$0.08

(1)         Reflects the adjustments of continuing operations, as well as discontinued operations.

(2)         There are no dilutive securities for purposes of calculating the net loss per common share.

FFO attributable to common stockholders for the three months ended June 30, 2012 was approximately $20.1 million as compared to approximately $20.7 million for the three months ended June 30, 2011, a decrease of approximately $0.6 million.  Approximately $3.5 million of this decrease is primarily due to a reduction in our properties’ occupancy and lower rental rates on leasing activity, including significant free rent concessions and lower interest and other income of approximately $2.8 million, partially offset by approximately $5.3 million in lower interest incurred as a result of reductions in the principal balance on debt and lower interest rates obtained in debt refinancings.

MFFO attributable to common stockholders for the three months ended June 30, 2012 was approximately $13.3 million as compared to approximately $13.4 million for the three months ended June 30, 2011, a decrease of approximately $0.1 million. Approximately $2.8 million of this decrease is primarily due to a reduction in our properties’ occupancy and lower rental rates on leasing activity, including significant free rent concessions and lower interest and other income of approximately $2.8 million, partially offset by approximately $5.3 million in lower interest incurred as a result of reductions in the principal balance on debt and lower interest rates obtained in debt refinancings.

FFO attributable to common stockholders for the six months ended June 30, 2012 was approximately $42.4 million as compared to approximately $52.1 million for the six months ended June 30, 2011, a decrease of approximately $9.7 million.  Approximately $19.4 million of this decrease is primarily due to a reduction in our properties’ occupancy and lower rental rates on leasing activity, including significant free rent concessions and lower interest and other income of approximately $2.7 million, partially offset by approximately $11.5 million in lower interest incurred as a result of reductions in the principal balance on debt and lower interest rates obtained in debt refinancings.

MFFO attributable to common stockholders for the six months ended June 30, 2012 was approximately $20.8 million as compared to approximately $24.8 million for the six months ended June 30, 2011, a decrease of approximately $4.0 million. Approximately $13.0 million of this decrease is primarily due to a reduction in our properties’ occupancy and lower rental rates on leasing activity, including significant free rent concessions and lower interest and other income of approximately $2.7 million, partially offset by approximately $11.5 million in lower interest incurred as a result of reductions in the principal balance on debt and lower interest rates obtained in debt refinancings.

We define net operating income (“NOI”) as rental revenue, less property operating expenses, real estate taxes and property management fees. We believe that NOI provides a supplemental measure of our operating performance because NOI reflects the operating performance of our properties and excludes items that are not associated with management of the properties, such as general and administrative expenses, asset management fees and interest expense.  We define Same Store Cash NOI as NOI (excluding bad debt expense) less lease termination fee income and non-cash revenue items including straight-line rent adjustments and the amortization of above and below market rent and lease incentives.  We view Same Store Cash NOI both year-over-year and quarter-over-quarter as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods under review.  The following table presents our calculations of Same Store Cash NOI for the three and six months ended June 30, 2012 and 2011 and for the three months ended March 31, 2012 (in thousands, except property count):

	Three Months Ended		Three Months Ended		Six Months Ended
	30-Jun-12	30-Jun-11	30-Jun-12	31-Mar-12	30-Jun-12	30-Jun-11
Same store:
Revenues:
Rental income	$106,618	$109,237	$108,960	$108,357	$213,221	$227,423
Less:
Straight-line rent revenue adjustment	3,577	3,244	3,509	6,393	8,355	7,272
Above/below market rent amortization & lease incentives	2,432	1,765	2,433	3,032	5,464	11,304
Lease termination fees	434	1,743	434	550	985	5,584

	100,175	102,485	102,584	98,382	198,417	203,263

Expenses:
Property related expenses	32,161	32,601	32,600	32,063	63,747	65,137
Bad debt expense	211	1	212	1,071	1,302	(1,184)
Real estate taxes	15,564	15,588	15,874	16,562	31,832	29,722
Property management fees	3,214	3,263	3,292	3,201	6,415	6,792
	51,150	51,453	51,978	52,897	103,296	100,467

Same store cash NOI	$49,025	$51,032	$50,606	$45,485	$95,121	$102,796

Leased at period end (% owned)	85%	85%	85%	85%	85%	85%

Consolidated Operating Properties	48		49		48
Square Feet (% owned)	17,877		18,182		17,877

The following table presents our reconciliation of net loss to Same Store Cash NOI through NOI for the three and six months ended June 30, 2012 and 2011 and for the three months ended March 31, 2012 (in thousands):

	Three Months Ended		Three Months Ended		Six Months Ended
	30-Jun-12	30-Jun-11	30-Jun-12	31-Mar-12	30-Jun-12	30-Jun-11
Same store cash NOI reconciliation
Net loss	$(34,138)	$(41,577)	$(34,138)	$(27,840)	$(61,978)	$(72,060)
Adjustments to reconcile net loss to NOI:
Interest expense	33,489	34,338	33,489	32,599	66,088	68,847
Asset management fees	4,775	4,556	4,775	4,754	9,529	9,000
Asset impairment losses	16,186	6,527	16,186	—	16,186	6,527
General & administrative expenses	3,164	2,713	3,164	2,333	5,497	5,510
Straight-line rent expense adjustment	40	—	40	60	100	—
Depreciation and amortization	46,654	50,206	46,654	48,639	95,293	105,745
Interest and other income	(195)	(3,029)	(195)	19	(176)	(3,143)
Gain on troubled debt restructuring	—	—	—	(201)	(201)	(1,008)
Provision/(benefit) for income taxes	109	(169)	109	407	516	55
Equity in (earnings)/losses of investments	(1,045)	(287)	(1,045)	116	(929)	(593)
Loss/(income) from discontinued operations	(12,057)	7,807	(12,057)	(5,064)	(17,121)	13,092
Gain on sale/transfer of assets	—	(1,385)	—	(362)	(362)	(1,385)
Net operating income (NOI)	56,982	59,700	56,982	55,460	112,442	130,587
Net operating income of non same store properties	(1,514)	(1,916)	—	—	(2,517)	(3,631)
Same store NOI	55,468	57,784	56,982	55,460	109,925	126,956

Straight-line rent revenue adjustment	(3,577)	(3,244)	(3,509)	(6,393)	(8,355)	(7,272)
Above/below market rent amortization & lease incentives	(2,432)	(1,765)	(2,433)	(3,032)	(5,464)	(11,304)
Lease termination fees	(434)	(1,743)	(434)	(550)	(985)	(5,584)
Same store cash NOI	$49,025	$51,032	$50,606	$45,485	$95,121	$102,796

Item 9.01.                                        Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Behringer Harvard REIT I, Inc. Quarterly Update — Second Quarter 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: August 9, 2012	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President — Legal, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Behringer Harvard REIT I, Inc. Quarterly Update — Second Quarter 2012